UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Technology Solutions Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2600, Chicago, Illinois		60603
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-228-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 26, 2007, Technology Solutions Company ("TSC") announced the appointment of Timothy G. Rogers, 46, as its Senior Vice President - Chief Financial Officer and Secretary, effective September 25, 2007.

Mr. Rogers has an employment agreement which provides for him to serve as the Company’s Chief Financial Officer and Secretary at a minimum annual salary of $200,000. The agreement does not have a fixed expiration date and may be terminated by either party on 30 days’ written notice. If Mr. Rogers’s employment is terminated by the Company, he will be entitled to receive his salary and health insurance benefits for a six month period following the termination. Mr. Rogers is receiving a 40,000 share inducement option grant, which will become exercisable if his employment is terminated by the Company.

A copy of the press release, dated September 26, 2007, announcing this change is attached to this report and is incorporated by reference herein as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Solutions Company

September 27, 2007	By:	Timothy G. Rogers

Name: Timothy G. Rogers
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 26, 2007, titled Technology Solutions Company Appoints Timothy Rogers as Chief Financial Officer and Secretary